UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)      August 29, 2002
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


On August 29, 2002, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of $450.0 million of credit card loan receivables. MBNA America, through MBNA Credit Card Master Note Trust, issued MBNAseries asset backed notes.

The MBNAseries transaction had three classes of publicly traded asset backed notes, Class B (2002-3), Class C (2002-4), and Class C (2002-5).
Class B (2002-3) consists of $250.0 million three-year floating rate asset backed notes and accrues interest at 40 basis points over the one-month London Interbank Offered Rate. The Class B (2002-3) notes were priced at par.
Class C (2002-4) consists of $100.0 million five-year floating rate asset backed notes and accrues interest at 120 basis points over the one-month London Interbank Offered Rate. The Class C (2002-4) notes were priced at par.
Class C (2002-5) consists of $100.0 million three-year 4.05% fixed rate asset backed notes that were priced at 99.89092% to yield 4.124%.

MBNA America retained ownership of the credit card accounts, which generated the receivables and will act as servicing agent for Class B (2002-3), Class C (2002-4), and Class C (2002-5).





































                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                    MBNA CORPORATION


Date: August 29, 2002                    By: /s/     M. Scot Kaufman
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                                                     M. Scot Kaufman
                                             Senior Executive Vice President
                                               and Chief Financial Officer